Exhibit 99.1
Contact Information:

Brent Stumme	Derek Brown
LoopNet, Inc.	LoopNet, Inc
Chief Financial Officer	VP, Investor Relations & Corporate Planning
415-284-4310	415-284-4310
LOOPNET, INC. ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS
SAN FRANCISCO, CALIF. — July 29, 2009 — LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the second quarter ended June 30, 2009.
Revenue for the second quarter of 2009 was $19.2 million, compared to $22.0 million in the second quarter of 2008. Net income applicable to common stockholders for the second quarter of 2009 was $1.8 million or $0.04 per diluted share, compared to $4.5 million or $0.12 per diluted share in the second quarter of 2008. Non-GAAP net income (net income excluding stock-based compensation and litigation related costs) for the second quarter of 2009 was $4.4 million or $0.10 per diluted share, compared to $6.1 million or $0.16 per diluted share in the second quarter of 2008.
LoopNet’s Adjusted EBITDA (earnings before interest, tax, depreciation, amortization, stock-based compensation and litigation related costs) for the second quarter of 2009 was $8.2 million, compared to $10.4 million in the second quarter of 2008. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.
“We are very pleased with the performance of our business in Q2 2009, given the extremely challenging environment for commercial real estate,” said LoopNet Chairman and CEO Richard Boyle. “At the same time, we remain confident in our ability to capitalize on current industry disruptions, by leveraging our leading market position, compelling profit profile, and cash-rich balance sheet to expand our business and put the pieces in place for future growth.”

The number of LoopNet registered members, which includes both basic and premium members, grew to 3,588,271 during the second quarter of 2009, a 21% increase over the second quarter of 2008. The number of LoopNet premium members as of the end of the second quarter of 2009 was 71,375, an 18% decline from the second quarter of 2008. The average monthly price of premium membership increased to $65.83, up 6% over the second quarter of 2008. There were 713,610 total commercial real estate listings active on the LoopNet marketplace as of the end of the second quarter of 2009, a 14% increase over the second quarter of 2008. In addition, there were 35.0 million profile views of listings on the LoopNet marketplace during the second quarter of 2009, a 19% decline over the second quarter of 2008. Average monthly unique visitors during the second quarter of 2009, as reported by comScore Media Metrix, were approximately 950,000, a 9% increase over the second quarter of 2008.
Balance Sheet and Liquidity
As of June 30, 2009, LoopNet had $120.0 million of cash, cash equivalents and short-term investments and no debt.
Business Outlook
Based on current visibility, the Company expects revenue for the quarter ending September 30, 2009 to be in the range of $18.0 to $18.3 million, Adjusted EBITDA to be in the range of $6.7 to $7.0 million and non-GAAP net income to be in the range of $0.08 to $0.09 per diluted share, assuming an effective tax rate of approximately 42%. The Company expects stock-based compensation to be approximately $0.03 per share (net of tax benefit) in the quarter ending September 30, 2009. The Adjusted EBITDA and non-GAAP net income guidance for the quarter ending September 30, 2009 exclude stock-based compensation and litigation related costs.

Conference Call Information
LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. To participate in the conference call, please dial 800-688-0796 if you are calling from within the United States or 617-614-4070 if you are calling from outside the United States, and enter pass code number 84975744. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available until Friday, July 31, 2009 at 8:59 p.m. PDT. To access the audio replay, dial 888-286-8010 within the United States or 617-801-6888 internationally and enter pass code number 79516472. A web cast replay of the call will be available on the investor relations section of our website at http://investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.
Non-GAAP Financial Measures
This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and litigation related costs. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation and litigation related costs. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. Reconciliations of Company expectations for Adjusted EBITDA and non-GAAP net income per share for the quarter ending September 30, 2009 to Company expectations for GAAP net income for the quarter ending September 30, 2009 are not provided, as GAAP net income expectations for this period is not accessible. GAAP net income expectations are not accessible for this period due to the uncertain nature of the timing and amount of potential litigation related costs.
About LoopNet, Inc.
LoopNet, Inc. is the leading online marketplace for commercial real estate and businesses for sale in the United States. The LoopNet.com online marketplace enables commercial real estate agents, working on behalf of property owners and landlords, to list properties for sale or for lease by submitting detailed property listing information in order to find a buyer or tenant. Commercial real estate brokers, agents, buyers and tenants use the LoopNet online marketplace to search for available property listings that meet their commercial real estate criteria. By connecting the sources of commercial real estate supply and demand in an efficient manner, LoopNet enables commercial real estate participants to initiate and complete transactions more cost-effectively. LoopNet also delivers technology and information services to commercial real estate organizations to manage their online listing presence and optimize property marketing.

LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including CB Richard Ellis, Century 21 Commercial, Coldwell Banker Commercial, Colliers International, The CORE Network, Cushman & Wakefield, First Industrial Realty Trust, Grubb & Ellis, Jones Lang LaSalle, Lee & Associates, Lincoln Property Company, Marcus & Millichap, NAI Global, ONCOR International, ProLogis, Prudential CRES, RE/MAX, Sperry Van Ness, Staubach Retail and TCN Worldwide.
Forward Looking Statements
This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, our ability to continue to attract new registered members, convert them into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	June 30,
	2008	2009
		(unaudited)

Assets
Current assets:
Cash and cash equivalents	$61,325	$116,644
Short-term investments	3,262	3,355
Accounts receivable, net of allowance of $121 and $156, respectively	1,564	1,712
Prepaid expenses and other current assets	1,530	2,769
Deferred income taxes, net	607	607

Total current assets	68,288	125,087

Property and equipment, net	2,208	2,342
Goodwill	23,056	23,243
Intangibles, net	5,678	5,077
Deferred income taxes, net, non-current	5,829	6,215
Deposits and other noncurrent assets	3,151	3,683

Total assets	$108,210	$165,647

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$622	$572
Accrued liabilities	2,020	3,849
Accrued compensation and benefits	2,759	2,336
Deferred revenue	10,358	9,857

Total current liabilities	15,759	16,614

Commitments and contingencies
Series A convertible preferred stock	—	48,037
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 39,218,665 and 39,362,871 shares issued, respectively; and 34,292,704 and 34,436,910 shares outstanding, respectively	39	39
Additional paid in capital	114,915	119,085
Other comprehensive loss	(276)	(473)
Treasury stock, at cost, 4,925,961 shares	(54,556)	(54,556)
Retained earnings	32,329	36,901

Total stockholders’ equity	92,451	100,996

Total liabilities and stockholders’ equity	$108,210	$165,647

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009

Revenues	$22,027	$19,248	$42,617	$39,350
Cost of revenue (1)	2,704	2,777	5,118	5,669

Gross margin	19,323	16,471	37,499	33,681

Operating expenses (1):
Sales and marketing	4,822	4,237	9,664	8,744
Technology and product development	2,355	2,654	4,347	5,214
General and administrative	4,949	6,434	9,005	11,871

Total operating expenses	12,126	13,325	23,016	25,829

Income from operations	7,197	3,146	14,483	7,852

Interest and other income, net	478	95	1,454	107

Income before tax	7,675	3,241	15,937	7,959

Income tax expense	3,141	1,386	6,549	3,316

Net income	$4,534	$1,855	$9,388	$4,643
Convertible preferred stock accretion of discount	—	(71)	—	(71)

Net income applicable to common stockholders	$4,534	$1,784	$9,388	$4,572

Net income per share applicable to common stockholders
Basic	$0.13	$0.04	$0.26	$0.11

Diluted	$0.12	$0.04	$0.25	$0.11

Weighted average shares
Basic	35,631	41,842	36,582	41,777

Diluted	37,130	42,949	38,128	42,747

(1) Stock-based compensation is allocated as follows:

Cost of revenue	$139	$189	$255	$357
Sales and marketing	525	637	1,078	1,236
Technology and product development	327	560	572	1,046
General and administrative	515	711	953	1,301

Total	$1,506	$2,097	$2,858	$3,940

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six months ended June 30,
	2008	2009

Cash flows from operating activities:
Net income	$9,388	$4,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	996	1,241
Stock-based compensation	2,858	3,940
Tax benefits from exercise of stock options	(531)	(127)
Deferred income tax	(331)	(385)
Changes in operating assets and liabilities:
Accounts receivable	(307)	(148)
Prepaid expenses and other assets	(1,679)	(1,542)
Income taxes payable	(167)	127
Accounts payable	81	(51)
Accrued expenses and other current liabilities	887	1,830
Accrued compensation and benefits	(347)	(422)
Deferred revenue	827	(502)

Net cash provided by operating activities	11,675	8,604

Cash flows from investing activities:
Purchase of property and equipment	(721)	(793)
Purchase of investments	(500)	(500)
Acquisition, net of acquired cash	(10,475)	(188)

Net cash used in investing activities	(11,696)	(1,481)

Cash flows from financing activities:
Net proceeds from exercise of stock options	254	102
Net proceeds from sale of convertible preferred stock	—	47,967
Repurchase of common stock	(39,145)	—
Tax benefits from exercise of stock options	531	127

Net cash provided by (used in) financing activities	(38,360)	48,196

Net increase (decrease) in cash and cash equivalents	(38,381)	55,319

Cash and cash equivalents at beginning of period	104,564	61,325

Cash and cash equivalents at end of period	$66,183	$116,644

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009

GAAP net income	$4,534	$1,855	$9,388	$4,643

Add back (deduct):
Income tax expense	3,141	1,386	6,549	3,316
Depreciation and amortization	578	624	996	1,241
Interest and other income, net	(478)	(95)	(1,454)	(107)
Stock-based compensation	1,506	2,097	2,858	3,940
Litigation related costs	1,136	2,341	1,665	3,524

Adjusted EBITDA	$10,417	$8,208	$20,002	$16,557

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009

GAAP net income	$4,534	$1,855	$9,388	$4,643

Add back (deduct):
Stock-based compensation	1,506	2,097	2,858	3,940
Litigation related costs	1,136	2,341	1,665	3,524
Income taxes associated with non-GAAP adjustments	(1,081)	(1,898)	(1,859)	(3,110)

Non-GAAP net income	$6,095	$4,395	$12,052	$8,997

Diluted net income per share:
GAAP	$0.12	$0.04	$0.25	$0.11

Non-GAAP	$0.16	$0.10	$0.32	$0.21

Shares used in GAAP and non-GAAP diluted net income per share calculation	37,130	42,949	38,128	42,747